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                                                                       Exhibit 5

                  [Testa, Hurwitz & Thibeault, LLP Letterhead]


                                                                  April 18, 2000

Repligen Corporation
117 Fourth Avenue
Needham, Massachusetts 02194

         Re:      S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We are counsel to Repligen Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 14,500 shares of the Company's common stock (the "Common Stock"), $.01 par value per share (the "Shares"), and up to 2,900 shares of the Company's Common Stock (the "Warrant Shares") which a selling stockholder may acquire upon the exercise of a warrant described in the Registration Statement, all of which may be sold by certain selling stockholders of the Company as set forth in the Registration Statement.

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares and the Warrant Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable and the Warrant Shares, when issued upon the exercise of the warrant in accordance with the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."


                                       Very truly yours,


                                       /s/ Testa, Hurwitz & Thibeault, LLP
                                       TESTA, HURWITZ & THIBEAULT, LLP